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                                                                    Exhibit 23.4

                                  CONSENT 8K/A

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 8K/A, into ATMI Inc.'s previously filed Registration Statement File Nos. 33-77060, 33-93048, 333-49561, 33-56349 and
333-55827. We also consent to the application of our reports to the schedule labeled "Valuation and Qualifying Accounts" as of the dates and period covered by our reports.

                                                 /s/ Arthur Andersen LLP

Chicago, Illinois
January 11, 2000